Exhibit 99.1

For More Information:

Michael P. Gray

Chief Financial Officer

Curis, Inc.

617-503-6632

mgray@curis.com

Curis, Inc. Announces Appointment of Marc Rubin, M.D.

to its Board of Directors

CAMBRIDGE, MA, June 4, 2010 – Curis, Inc. (NASDAQ: CRIS), a drug development company seeking to develop next generation targeted small molecule drug candidates for cancer treatment, today announced the appointment of Marc Rubin, M.D. to its Board of Directors. Dr. Rubin brings extensive clinical development, medical, commercial and scientific expertise to Curis, having held executive-level clinical development positions with Bayer Schering Pharma, Schering AG and GlaxoSmithKline.

“We are very pleased to have Dr. Rubin join our board. We expect that his addition will enhance the expertise of the board as it guides Curis forward in its effort to become a leading small molecule cancer drug development company,” said Curis President and CEO Daniel R. Passeri. “We have made important advances over the past few years in progressing our pipeline of promising cancer programs, including completing Phase I dose escalation clinical testing of CUDC-101 and planning for future clinical testing of this molecule, which is our proprietary first-in-class HDAC, EGFR, Her2 inhibitor for cancer network disruption. We have also advanced additional preclinical targeted small molecules that are designed to disrupt cancer networks. In addition, our collaborators have continued to advance our partnered assets, including Genentech’s testing of Hedgehog Pathway Inhibitor GDC-0449 in three Phase II clinical studies and Debiopharm’s Phase I testing of Heat Shock Protein 90 inhibitor Debio 0932. We look forward to Dr. Rubin’s contributions as we continue to move these programs forward and believe that his extensive experience with pharmaceutical development will prove highly valuable to Curis.”

Dr. Rubin has served as Executive Chairman of the Board of Directors of Titan Pharmaceuticals, Inc. since May 2009. He held the position of President and Chief Executive Officer of Titan Pharmaceuticals from October 2007 until December 2008. From June 2006 until February 2007, Dr. Rubin served as Head of Global Research and Development for Bayer Schering Pharma, as well as a member of the Executive Committee of Bayer Healthcare and the Board of Management of Bayer Schering Pharma. Beginning in October 2003 and until the merger of Bayer Pharmaceuticals and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG with responsibility for global development and for three global business units, including the oncology business unit, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, a division of Schering AG. From 1990 until August 2003, Dr. Rubin was employed by GlaxoSmithKline where he held positions in global clinical and commercial development overseeing programs in the United States, Europe, Asia and Latin America. From 2001 through 2003, he was Senior Vice President of Global Clinical Pharmacology & Discovery Medicine.

Prior to his pharmaceutical industry career, Dr. Rubin completed subspecialty training and board certification in both medical oncology and infectious diseases at the National Cancer Institute within the National Institutes of Health (1983-1986). Dr. Rubin also served as an Investigator and on the Senior Staff of the infectious diseases section at the National Cancer Institute from 1986 until 1989. Dr. Rubin holds an M.D. from Cornell University Medical College. In addition to his role of Executive Chairman of the Board of Directors of Titan Pharmaceuticals, Dr. Rubin currently serves on the board of directors of Surface Logix, a biotechnology company, and the Rogosin Institute, a not-for-profit medical treatment and research institution. Dr. Rubin also served on the board of directors of Medarex, Inc. prior to its acquisition by Bristol-Myers Squibb Co. in 2009.

“I am enthusiastic about my appointment to Curis’ board of directors and look forward to working with the other members of the board to oversee the continued advancement of what I believe is an impressive portfolio of targeted cancer drug candidates,” said Dr. Rubin. “In my role as a Curis director, I intend to leverage my drug discovery, development and commercialization expertise to help Curis to continue its efforts to both advance its pipeline of targeted cancer drug candidates and, ultimately, to provide benefit to patients suffering from cancers that are not effectively addressed with current therapies.”

About Curis, Inc.

Curis is a drug development company that is committed to leveraging its innovative signaling pathway drug technologies to seek to create new targeted small molecule drug candidates for cancer. Curis is building upon its previous experiences in targeting signaling pathways, including in the Hedgehog pathway, in its effort to develop proprietary targeted cancer programs. For more information, visit Curis’ website at www.curis.com.

Curis Cautionary Statement: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements with respect to the expected benefits of Dr. Rubin’s addition to Curis’ board of director and the Company’s plans to advance its pipeline of therapeutic programs. Forward-looking statements used in this press release may contain the words “believes”,

“expects”, “anticipates”, “plans”, “seeks”, “estimates”, “will”, “may” or similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other important factors that may cause the actual results to be materially different from those indicated by such forward-looking statements including, among other things:

•

Curis may experience adverse results, delays and/or failures in its internal drug development programs, including with respect to its Phase I clinical trial of CUDC-101, and with respect to its ongoing preclinical studies of its other targeted cancer programs.

•

Genentech and/or Roche and Debiopharm may experience adverse results, delays and/or failures in their respective development programs under collaboration with Curis. For example, Genentech and/or Roche may not be able to replicate in later trials any favorable outcomes from earlier trials of GDC-0449, and Debiopharm may not be able to successfully advance Debio 0932 through its ongoing Phase I clinical trial as planned.

•	Curis may experience difficulties or delays in obtaining or maintaining required regulatory approvals for products under development both internally and through its collaborations.

•	Curis may not be able to obtain or maintain the intellectual property protection necessary for the development and commercialization of drug candidates based on its technologies.

•	Curis may not be able to obtain the substantial additional funding required to conduct research and development of its drug candidates.

•

Curis may experience unplanned cash requirements, and may not receive additional anticipated payments under its collaborations, any of which could shorten the estimated period in which Curis will have cash to fund its operations and which could also adversely affect Curis’ estimated operating expenses for 2010 and beyond.

•

Curis faces risks relating to its ability to enter into and maintain planned collaborations for development candidates under its targeted cancer programs, its ability to maintain its current collaborations with Genentech and Debiopharm, and the risk that any such collaborators will not perform adequately.

•

Curis also faces other risk factors identified in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and other filings that it periodically makes with the Securities and Exchange Commission.

In addition, any forward-looking statements represent the views only as of today and should not be relied upon as representing Curis’ views as of any subsequent date. Curis disclaims any intention or obligation to update any of the forward-looking statements after the date of this press release whether as a result of new information, future events or otherwise.

#

3